Exhibit 99.1

VAALCO ENERGY ANNOUNCES 250% INCREASE IN PROVED RESERVES AT YEAR-END 2021 AND SCHEDULES FOURTH QUARTER AND FULL YEAR 2021 EARNINGS RELEASE AND CONFERENCE CALL

HOUSTON – March 3, 2022 – VAALCO Energy Inc. (NYSE: EGY; LSE: EGY) ("VAALCO" or the "Company") today disclosed details on the growth in its year-end 2021 proved reserves net to VAALCO and announced the timing of its fourth quarter and full year 2021 earnings release and conference call.

Proved Reserves Highlights

•	Increased year-end 2021 SEC proved reserves[1] to 11.2 million barrels of oil (“MMBO”), up 250% compared to year-end 2020 SEC proved reserves of 3.2 MMBO;
o

Added 5.0 MMBO as a result of positive revisions from improved well performance, field-life extension related to cost savings from the replacement Floating, Storage and Offloading vessel (“FSO”) being deployed later this year, and the addition of proved undeveloped reserves (“PUDs”) associated with future drilling locations;

o	Increased 3.0 MMBO from 63% improved SEC oil pricing year-over-year;
o	Added 2.6 MMBO through the acquisition of Sasol’s interest at Etame; and
o	Replaced over 400% of 2021 production of 2.6 MMBO.

1SEC reserves" are Netherland, Sewell & Associates estimates prepared in accordance with the definitions and regulations of the U.S. Securities and Exchange Commission as of December 31, 2021.

George Maxwell, VAALCO’s Chief Executive Officer, commented, "We are very pleased with the substantial growth of our proved reserve base.  The increase resulted from a combination of positive factors including improved well performance, Etame field life extension resulting from our changeover to a more cost-effective FSO this year, PUD additions, positive oil pricing revisions and acquisitions. As in prior years, we continue to see positive reserve revisions due to well performance which demonstrates the strength of our premier Etame asset. We have seen early success in our 2021/2022 drilling campaign and continue to grow production in a strong pricing environment. We have a strong, stable reserve base with substantial organic upside opportunities and will continue to look for additional accretive acquisitions to enhance our reserve base. We have begun 2022 with significant positive momentum that should allow us to generate meaningful value for our shareholders."

Reserve Summary

VAALCO’s SEC proved reserves at December 31, 2021 were 11.2 MMBO, with  7.2 MMBO in proved developed reserves and 4.0 MMBO in proved undeveloped reserves. The Company’s SEC reserves were fully engineered by its third-party independent reserve consultant, Netherland, Sewell & Associates, Inc., (“NSAI”) who has provided annual independent estimates of VAALCO’s year-end SEC reserves for over 15 years.  In 2021, the Company added 2.6 MMBO of SEC proved reserves through the acquisition of Sasol’s interest at Etame, 3.0 MMBO due to positive oil price revisions and 5.0 due to positive well performance revisions and FSO-related field life extension, and the addition of four PUD locations. These additions were partially offset by 2.6 MMBO due to full year 2021 production.  The SEC pricing (based on 12-month average of first-day-of-the-month Brent prices) utilized for year-end 2021 was $69.10 per barrel of oil, up 63% from $42.46 per barrel of oil for year-end 2020.

MMBO
Proved SEC Reserves at December 31, 2020	3.2
2021 Production	(2.6)
Revisions of previous estimates – performance and PUDs	5.0
Revisions of previous estimates - pricing	3.0
Purchase of reserves	2.6
Proved SEC Reserves at December 31, 2021	11.2

Earnings Conference Call

The Company will issue its fourth quarter and full year 2021 earnings release on Wednesday, March 9 after the close of trading on the New York Stock Exchange and host a conference call to discuss its financial and operational results on Thursday morning, March 10 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time and 3:00 p.m. London Time.)

Interested parties in the United States may participate toll-free by dialing (833) 685-0907.  Interested parties in the United Kingdom may participate toll-free by dialing 08082389064. Other international parties may dial (412) 317-5741.  Participants should ask to be joined to the “VAALCO Energy Fourth Quarter 2021 Conference Call.”  This call will also be webcast on VAALCO’s website at www.vaalco.com.  An audio replay will be available on the Company’s website following the call.

About VAALCO

VAALCO, founded in 1985, is a Houston, USA based, independent energy company with production, development and exploration assets in the West African region.

The Company is an established operator within the region, holding a 63.6% participating interest in the Etame Marin block, located offshore Gabon, which to date has produced over 125 million barrels of crude oil and of which the Company is the operator.

For Further Information

VAALCO Energy, Inc. (General and Investor Enquiries)	+00 1 713 623 0801
Website:	www.vaalco.com

Al Petrie Advisors (US Investor Relations)	+00 1 713 543 3422
Al Petrie / Chris Delange

Buchanan (UK Financial PR)	+44 (0) 207 466 5000
Ben Romney / Jon Krinks/ James Husband	VAALCO@buchanan.uk.com

Forward Looking Statements

This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this document that address activities, events, plans, expectations, objectives or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements may include statements related to the impact of the COVID-19 pandemic, including its impact on global demand for crude oil and crude oil prices,  the sharp decline in the global demand for and resulting global oversupply of crude oil and the resulting steep decline in oil prices, future production quotas imposed by Gabon, disruptions in global supply chains, quarantines of VAALCO’s workforce or workforce reductions and other matters related to the pandemic, well results, wells anticipated to be drilled and placed on production, future levels of drilling and operational activity and associated expectations, the implementation of the Company’s business plans and strategy, prospect evaluations, prospective resources and reserve growth, VAALCO’s 2021/2022 drilling campaign, its activities in Equatorial Guinea, expected sources of and potential difficulties in obtaining future capital funding and future liquidity, the payment of dividends, its ability to restore production in non-producing wells, its ability to effectively replace the FPSO charter, future operating losses, future changes in crude oil and natural gas prices, future strategic alternatives, the ability of the BWE consortium to successfully execute its business plan, future acquisitions, capital expenditures, future drilling plans,  interpretation of seismic data and costs thereof, negotiations with governments and third parties, timing of the settlement of Gabon income taxes, and expectations regarding processing facilities, production, sales and financial projections.  These statements are based on assumptions made by VAALCO based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO’s control.  These risks include, but are not limited to, crude oil and natural gas price volatility, the impact of future production quotas imposed by Gabon in response to production cuts agreed to as a member of OPEC, inflation, general economic conditions, the outbreak of COVID-19, the Company’s success in discovering, developing and producing reserves, production and sales differences due to timing of liftings, decisions by future lenders, the risks associated with liquidity, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign regulatory and operational risks, and regulatory changes.

Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.  VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Inside Information

This announcement contains inside information as defined in Regulation (EU) No. 596/2014 on market abuse (“MAR”) and is made in accordance with the Company’s obligations under article 17 of MAR.